UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2011

Beam Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Fortune Brands, Inc.

520 Lake Cook Road

Deerfield, IL 60015

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 3, 2011, Beam Inc. (formerly Fortune Brands, Inc., the “Company”) completed the spin-off of Fortune Brands Home & Security, Inc. (“Home & Security”) by distributing 100% of the outstanding shares of common stock of Home & Security to holders of the Company’s common stock (the “Spin-Off”).

To effectuate the Spin-Off, the Company paid a pro rata dividend of one share of common stock, par value $0.01 per share, of Home & Security (the “H&S Common Stock”) at 11:59 p.m. New York City time on October 3, 2011 for each share of common stock, par value $3.125, of the Company (the “Company Common Stock”) outstanding as of 6:00 p.m. New York City time on the record date of September 20, 2011. The Spin-Off was completed without the payment of any consideration or the exchange of any shares by the Company’s stockholders. On October 4, 2011, as a result of the Spin-Off, Home & Security became an independent public company trading under the symbol “FBHS” on the New York Stock Exchange.

The Spin-Off was completed pursuant to the Separation and Distribution Agreement between the Company and Home & Security, dated as of September 27, 2011 (the “Separation Agreement”). Under the terms of the Separation Agreement, Home & Security paid a cash dividend to the Company in the amount of $500 million immediately prior to the effective time of the Spin-Off.

The unaudited pro forma consolidated financial information of the Company giving effect to the Spin-Off, together with the related notes thereto, is attached hereto as Exhibit 99.1.

Item 2.05.	Costs Associated With Exit or Disposal Activities.

The description of the Spin-Off contained in Item 2.01 of this report is incorporated herein by reference. As of the date of this report, the Company estimates the total, pre-tax costs associated with the Spin-Off to be in the range of $100 to $115 million, consisting of financial, legal and other separation-related advisory fees (approximately $40 to $50 million) and employee-related costs (approximately $55 to $65 million), which include severance, other termination benefits and share-based compensation expense associated with the modification of awards for the impact of the Spin-Off. The Company expects that substantially all of these costs will be recognized in its financial statements as of and for the nine months ended September 30, 2011. As of the date of this report, approximately $20 to $25 million of the estimated cash charges have been paid and the remaining estimated cash charges of approximately $70 to $80 million are expected to be paid in the remainder of fiscal 2011 and in fiscal 2012.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On October 4, 2011, the Company granted equity incentive awards to certain of the Company’s officers, including Matthew J. Shattock, the Company’s President and Chief Executive Officer, and Robert F. Probst, the Company’s Senior Vice President and Chief Financial Officer. The awards were granted pursuant to the Company’s 2011 Long-Term Incentive Plan (the “Plan”) and the terms and conditions filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are hereby incorporated by reference.

Mr. Shattock and Mr. Probst received 78,220 and 22,350 restricted stock units (“RSUs”), respectively. Each executive’s RSUs vest in one-third increments on October 4, 2013, 2014 and 2015 so long as the executive remains continuously employed by the Company or a subsidiary thereof (unless the executive’s employment terminates due to death or disability). However, the RSUs granted to Mr. Shattock, as a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, will not become vested unless and until the Compensation and Benefits Committee of the Company’s Board of Directors certifies that the Company has attained at least $.50 in cumulative earnings per share for the two-year period commencing on the date of grant. In addition, each RSU will vest if, on or after a “Change in Control” (as defined in the Plan), the executive’s employment is terminated by the Company other than for “Just Cause” or by the executive for “Good Reason” (as such terms are defined in the Plan).

In addition, Mr. Shattock and Mr. Probst received 296,110 and 84,610 options to purchase shares of common stock of the Company (“Options”), respectively. The exercise price for the Options is $44.75, which is the closing price per share of the Company’s common stock on the New York Stock Exchange on October 4, 2011. Each executive’s Options vest in one-third increments on October 4, 2013, 2014 and 2015. However, if the executive’s employment with the Company or a subsidiary thereof terminates other than by reason of such executive’s death or disability, all of such executive’s unvested Options will terminate and all of such executive’s vested Options will cease to be exercisable three months after the date of termination of employment. If the executive is terminated for “Just Cause” (as defined in the Plan), all of the executive’s unexercised Options, whether vested or unvested, will terminate immediately. In the event of a “Change in Control” (as defined in the Plan), all unexpired Options will become immediately exercisable in full.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the completion of the Spin-Off, effective as of 12:01 a.m. on October 4, 2011, Fortune Brands, Inc. changed its name to Beam Inc. The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging Beam Inc., a wholly owned subsidiary of Fortune Brands, Inc., with and into Fortune Brands, Inc., with the Company continuing as the surviving corporation in the merger. The merger had the effect of amending Article I of the Company’s Restated Certificate of Incorporation to read in its entirety as follows:

“The name of the Corporation is Beam Inc. (the “Company”).”

A copy of the Company’s Restated Certificate of Incorporation, reflecting the name change, is filed as Exhibit 3.1 hereto. The Company’s By-laws, which include a corresponding change from the name Fortune Brands, Inc. to the name Beam Inc., are filed as Exhibit 3.2 hereto.

The outstanding shares of Company Common Stock will continue to trade on the New York Stock Exchange, under the new symbol “BEAM.” The new CUSIP number for Beam Inc.’s common stock is 073730 103.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma consolidated financial information of the Company required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Exhibits:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Beam Inc.

3.2	By-Laws of Beam Inc.

10.1	Form of Founders Grant Restricted Stock Unit Agreement Terms and Conditions.

10.2	Form of Founders Grant Nonqualified Stock Options Terms and Conditions.

99.1	Unaudited pro forma consolidated financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC. (Registrant)

Date: October 7, 2011	By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Beam Inc.

3.2	By-Laws of Beam Inc.

10.1	Form of Founders Grant Restricted Stock Unit Agreement Terms and Conditions.

10.2	Form of Founders Grant Nonqualified Stock Options Terms and Conditions.

99.1	Unaudited pro forma consolidated financial information.